                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

     Filed by the registrant /X/
     Filed by a party other than the registrant / /

     Check the appropriate box:
     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            CPC INTERNATIONAL INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                            CPC INTERNATIONAL INC.
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:/1

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------
     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------
     (3) Filing party:

- --------------------------------------------------------------------------------
     (4) Date filed:

- --------------------------------------------------------------------------------

- ---------------
  /1 Set forth the amount on which the filing fee is calculated and state how it was determined.

                                   (CPC LOGO)

  INTERNATIONAL PLAZA, P.O. BOX 8000, ENGLEWOOD CLIFFS, NEW JERSEY 07632-9976

                                                                  March 16, 1994

Dear Stockholder:

      On behalf of the Board of Directors, I am pleased to invite you to your Company's 1994 annual meeting of stockholders to be held in Naples, Florida, on Thursday, April 28, 1994 at 9:30 A.M., local time. We hope that you will be able to attend.

      The matters to be acted upon by our stockholders are set forth in the notice of annual meeting. Whether or not you plan to attend the meeting, please sign, date and mail your proxy card as soon as possible in the postpaid envelope enclosed. We invite your comments, and space is provided on the proxy card for that purpose.

      Following the custom of past meetings, we shall review with you the business and affairs of the Company and our expectations for the future. Time will be set aside during the meeting for a discussion of each item of business described in the proxy statement and for questions that may be of interest to stockholders generally. A summary of the proceedings will be included in the midyear report.

      If you plan to attend, please complete the reservation form on the inside back cover and return it to us. A coffee reception with the directors and officers of the Company will be held at 8:30 A.M.

      We look forward to seeing many of you at the meeting.

                                        Sincerely yours,

                                        /s/ Charles R. Shoemate
                                        Charles R. Shoemate
                                        Chairman, President and
                                        Chief Executive Officer
[logo]
Printed on Recycled Paper

                             CPC INTERNATIONAL INC.
                              INTERNATIONAL PLAZA
                                 P.O. BOX 8000
                       ENGLEWOOD CLIFFS, N.J. 07632-9976

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

      The annual meeting of stockholders of CPC International Inc. will be held at The Ritz-Carlton, 280 Vanderbilt Beach Road, Naples, Florida, on Thursday, April 28, 1994 at 9:30 A.M., local time, for the following purposes:

         1. To elect four directors, each for a term of three years.

         2. To consider and take action upon the appointment of independent auditors for the Company for 1994.

         3. To transact such other business, if any, as may properly come before the meeting.

      Stockholders of record at the close of business on March 3, 1994 will be entitled to vote at the meeting, and the holders of a majority of the issued and outstanding shares of the capital stock will constitute a quorum for the transaction of business.

>WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD PROMPTLY.

                                        By order of the Board of Directors,

                                        /s/ John B. Meagher
                                        John B. Meagher
                                        Secretary

March 16, 1994

                               TABLE OF CONTENTS

                                                                        PAGE
                                                                        ----
Proxy Solicitation and Voting Information.............................    1
Corporate Governance..................................................    2
Stockholder Return Comparison.........................................    4
Compensation and Nominating Committee Report on Executive
   Compensation.......................................................    5
Executive Compensation and Stock Ownership Tables.....................    9
Matters to be Acted Upon:
      Proposal 1.
      Election of Directors...........................................   14
      Proposal 2.
      Appointment of Auditors.........................................   19
Other Business........................................................   19
Proposals for the 1995 Annual Meeting.................................   19
Additional Information................................................   20

                             CPC INTERNATIONAL INC.
                              INTERNATIONAL PLAZA
                                 P.O. BOX 8000
                       ENGLEWOOD CLIFFS, N.J. 07632-9976

                                PROXY STATEMENT

      This proxy statement, the accompanying proxy and the Company's annual report to stockholders for 1993 are being mailed on March 16, 1994 to all stockholders of record at the close of business on March 3, 1994, in connection with the annual meeting of stockholders to be held April 28, 1994 or any adjournment of it.

                   PROXY SOLICITATION AND VOTING INFORMATION

      The authorized capital stock of the Company consists of 900,000,000 shares of common stock ($.25 par value) and 25,000,000 shares of preferred stock ($1.00 par value). On March 3, 1994, there were issued and outstanding and entitled to be voted 149,424,527 shares of common stock and 2,192,236 shares of convertible preferred stock ("ESOP preferred stock") held by the trustee of the employee stock ownership plan ("ESOP") component of the Company's Savings/Retirement Plan for Salaried Employees ("Savings Plan"). Each share of common stock and ESOP preferred stock entitles the holder to cast one vote on each matter to be voted upon at the annual meeting.

      Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by stockholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters.

      The accompanying proxy is solicited by and on behalf of the Board of Directors of the Company. All shares of stock entitled to be voted which are represented by valid and unrevoked proxies will be voted in accordance with the instructions thereon. In the absence of such instructions, the shares will be voted as recommended by the Board of Directors or, in the absence of such recommendation, in the discretion of the persons named in the accompanying proxy. A proxy may be revoked at any time before it is voted at the annual meeting by written notice of revocation to the Secretary of the Company, a valid proxy bearing a later date, or vote by ballot at the meeting.

      The solicitation of proxies is being made by mail and may also be made by telephone, other electronic means or in person using the services of directors, executive officers, and regular employees of the Company. The cost of the solicitation will be paid by the Company, which has retained D. F. King & Co., Inc., 77 Water Street, New York, New York 10005, to assist in the solicitation for an estimated fee not to exceed $20,000 plus reasonable expenses. On behalf of the Company, D. F. King & Co., Inc. will reimburse brokers, banks and others who are record holders of the Company's stock for reasonable expenses incurred in obtaining voting instructions from the beneficial owners of such stock.

      If a stockholder is a participant in the Company's Automatic Dividend Reinvestment Plan, the shares of common stock shown on the proxy include the number of full shares held in the Plan account, as well as shares registered in the stockholder's name. If a stockholder is a participant in the CPC International Stock Fund or ESOP component of the Savings Plan, the proxy will also serve as a voting instruction to the trustee of the Savings Plan. Shares held in either the CPC International Stock Fund or the ESOP component of the Savings Plan as to which no voting instructions have been received (as well as unallocated shares held by the trustee) will be voted by the trustee in the same proportion as the shares for which instructions have been received.

                              CORPORATE GOVERNANCE

BOARD AND COMMITTEES

      The BOARD OF DIRECTORS presently consists of fourteen members divided into three classes, with one class standing for election each year for a three-year term. Eleven members of the Board are non-employee directors and three are employee directors. The Board held ten meetings in 1993, and all of the directors attended at least 75 percent of the aggregate of the meetings of the Board and Committees of the Board of which they are members. Attendance of all directors at such meetings averaged 95 percent.

      The AUDIT COMMITTEE, which is composed entirely of non-employee directors, held four meetings in 1993. Among its functions are to review the scope and results of the annual audit, approve the non-audit services rendered by the independent auditors and consider the effect thereof on the independence of the auditors, and recommend to the Board appointment of independent auditors for the ensuing year subject to ratification by the stockholders. The Committee also reviews the proposed financial statements for the annual report to stockholders, accounting policies, internal control systems and internal auditing procedures, and the process by which unaudited quarterly financial information is compiled and issued.

      The COMPENSATION AND NOMINATING COMMITTEE, which is composed entirely of non-employee directors, held five meetings in 1993. The Committee approves the compensation of all executive officers, administers executive incentive compensation plans, reviews employee benefit plans and recommends to the Board proposals for adoption, amendment or termination of such plans. The Committee also considers candidates for membership on the Board of Directors, reviews the performance of incumbent directors whose terms are expiring prior to recommending to the Board the nominees for election as directors at the annual meeting of stockholders, recommends to the Board of Directors the compensation arrangements for directors and administers the Deferred Compensation and Retirement Income Plans for Outside Directors. Any stockholder who wishes to recommend a candidate for consideration by the Committee as a nominee for director may do so by writing to the Secretary of the Company and furnishing a statement of the candidate's experience and qualifications.

      The CORPORATE AFFAIRS COMMITTEE, which is composed of a majority of non-employee directors, held three meetings in 1993. The Committee reviews policies and programs of the Company relating to business ethics, community relations, compliance with antitrust laws, customer and consumer relations, disclosure of information, employee relations, and protection of the environment. It also reviews major litigation affecting the Company, programs for communication with investors, governments and the public, crisis management organization, and international issues.

      The FINANCE COMMITTEE, which is composed of a majority of non-employee directors, held three meetings in 1993. The Committee reviews policies and practices of the Company affecting its financial structure and position, short- and long-term financing, foreign exchange management, dividends, insurance coverage and taxes. It recommends to the Board the appointment of trustees and investment managers under employee benefit plans and reviews their performance, and recommends the annual contributions by the Company to fund such plans.

      During 1993, two other Board Committees--the Executive Committee and the Administrative Committee--were dissolved and their duties transferred to the Board or the Compensation and Nominating Committee.

MANAGEMENT OVERSIGHT

      An essential function of the Board of Directors is to evaluate the performance of the chief executive officer and other executive officers against established goals and strategies. This evaluation process occurs regularly throughout the year, in formal and informal ways. A formal performance evaluation occurs in January of each year, beginning with a presentation to the Board by the chief executive officer of the year-end results and the operating plan for the new year. The non-employee directors then receive a report from the chief executive officer on the performance of senior management and, in the absence of the chief executive officer, review his performance. Following the Board meeting, the Compensation and Nominating Committee reviews and approves the compensation of the chief executive officer and the other executive officers, including annual bonuses in respect of the preceding year, proposals for salary increases to become effective during the ensuing year, and long-term incentive awards.

      Similarly, at the July Board meeting, the chief executive officer leads a discussion of the Company's business strategies, and reviews with the non-employee directors the appropriateness of the management organization and staffing in the context of the business strategies.

DIRECTOR COMPENSATION

      Non-employee directors receive an annual cash retainer of $25,000, and fees of $1,250 for each Board and Committee meeting attended and for each day spent visiting other Company facilities. Non-employee directors who serve as chairmen of the Committees of the Board receive an additional annual retainer of $3,000. Employee directors do not receive any additional compensation for services in that capacity.

      In 1993, each non-employee director was also credited with 300 shares of common stock of the Company under the Deferred Compensation Plan for Outside Directors. This Plan further provides that all or part of a director's cash compensation may, at the director's option, be deferred, invested in common stock of the Company or in an interest-bearing account, and paid after retirement from the Board.

      The Company has a Retirement Income Plan for Outside Directors whereby non-employee directors who have served as such for five or more years and are not otherwise entitled to receive a pension from the Company will receive, upon retirement from the Board, an annual payment equal to the rate of annual cash retainer in effect on the date of their retirement, payable for a period equal to the shorter of (a) the number of years and months the retired director served as a member of the Board of Directors, or (b) the lifetime of the retired director.

                         STOCKHOLDER RETURN COMPARISON

      The following graph compares the yearly percentage change in the cumulative total stockholder return on the Company's common stock with the cumulative total return of the Standard & Poor's Foods Index (the "S&P Foods Index") and the Standard & Poor's 500 Stock Index (the "S&P 500 Index"). The graph assumes that $100 was invested on December 31, 1988 in each of CPC common stock, the S&P Foods Index, and the S&P 500 Index, and that all dividends were reinvested.


    MEASUREMENT PERIOD                    CPC                    S&P FOODS              S&P 500
   (FISCAL YEAR COVERED)           INTERNATIONAL INC.              INDEX                 INDEX
1988                                  100                        100                    100
1989                                  146.15                     136.43                 131.69
1990                                  169.42                     147.06                 127.60
1991                                  188.87                     214.53                 166.47
1992                                  216.78                     214.03                 179.15
1993                                  209.89                     196.42                 197.21


                  COMPENSATION AND NOMINATING COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

GENERAL DISCUSSION OF SHORT-TERM COMPENSATION

      The Company's short-term compensation program, consisting of base salary and annual bonus, is administered by using the concepts of a salary range and target bonus for each executive position. Salary ranges and bonus targets are established reflecting data from salary surveys of companies in the consumer goods and food sectors. These companies are not all the same as those in the S&P Foods Index in the Stockholder Return Comparison graph on page 4. The Company selects those companies to be surveyed with which it competes more directly in the marketplace in business results, for human resources, and in stockholder return. Each salary range has a midpoint which represents the average salary for comparable surveyed positions, and a range that varies about 27% above and below midpoint for the highest level position and about 24% for the lowest level position. An individual executive's progress through and position in the salary range depends primarily upon individual performance and time in the job. Target annual bonuses have been established for each position as a percentage of salary. These target annual bonus levels are at the middle range of bonus targets for similar positions in the surveyed companies. The size of bonus actually paid depends upon the performance of the Company, the business unit, and the individual. The principal factors used in assessing such performance include earnings per share growth at the Company level, sales and operating income growth at both the Company and business unit levels, product market share at the business unit level, and achievement of agreed-upon objectives at the individual level. The relative importance given each of these factors in determining salaries and bonuses is discretionary on the part of the Committee and may vary by individual position responsibilities and from year to year. In addition to surveys of competitive practice, the Committee, which is made up entirely of outside directors, periodically uses independent consultants to review these salary ranges and bonus targets for accuracy and appropriateness, and to review the appropriateness of compensation actually paid. It is the Company's objective to be fully competitive in salaries and bonuses (generally at compensation survey median levels) with companies with which it competes.

BASIS FOR SPECIFIC SHORT-TERM COMPENSATION ACTIONS

      The base salaries in 1993 of the five highest paid executives reported in the Summary Compensation Table on page 9, vary from 13% below to 8% above midpoint of their respective ranges. As noted earlier, the salary range midpoint for a position represents the average salary for that position within the surveyed group of companies. In the salaries reported in the Table, variances from midpoint correlate to individual performance and time in position. In the Committee's opinion, Company base salaries are well within competitive norms and appropriately reflect individual contribution and impact of the position upon Company results.

      Bonuses for executive officers with corporate responsibilities reflect overall corporate performance as well as individual performance. Bonuses for executive officers with operations responsibilities also reflect business unit performance. In 1993, before special charges for 1992, earnings per share were up 6%, operating income increased 4%, volumes were up over 5% and return on equity was about 26%. Based upon these results and respective business unit results relative to the surveyed companies referred to above, bonus payments for executive officers are appropriate and well within competitive norms. Bonuses paid to the five highest paid executives range from about 10.1% below target bonus to 3.7% above target bonus, and total bonuses for all executive officers increased less than 5% over the previous year.

      Specifically with regard to the chief executive officer, Mr. Shoemate, the Committee authorized a salary increase effective February 1993 equal to 7.4% on an annualized basis. This increase was based on the Company's performance for the previous year, Mr. Shoemate's position in salary range, and the Committee's judgment of his individual performance in leading the organization toward achievement of its strategic, operational, and other objectives. Annual bonus paid to Mr. Shoemate for 1993 was $455,000. This represents 67.4% of base salary at the time of the award, compared to a target bonus of 65%. This bonus award was based upon Mr. Shoemate's performance in leading the Company to achieve meaningful geographic expansion, innovative extension of existing brands, strategic capital investment, successful acquisitions, and the financial results described above, in a difficult competitive and economic environment.

GENERAL DISCUSSION OF LONG-TERM COMPENSATION

      The Company's long-term compensation program consists of annual awards of performance units and stock options under a stock and performance plan. The number of options granted is equal to the number of performance units. For a more detailed description of how these tandem awards work, refer to footnote (1) to the Option Grants table on page 10. The size of performance awards granted depends upon: the individual's performance, the size of awards previously granted and, to a lesser extent, time in position. The weight given to each factor may vary by individual and from year to year in the Committee's discretion. The size of awards is generally in the median range of long-term compensation practices among surveyed consumer goods and food sector companies. Competitiveness is assessed by independent consultants' valuations of survey data. Because of the wide range of differing approaches to long-term compensation and difficulties in gathering data, surveyed companies for this purpose are not identical to those surveyed for short-term compensation.

      Earning of awards depends entirely upon the Company's stockholder return (stock price appreciation plus dividends paid) relative to a group of approximately twenty companies within the S&P Foods Index and other consumer products companies with which the Company believes it competes for investors. The award earned is paid primarily in Company common stock. To the extent that performance awards are earned, an equivalent number of the options granted in tandem are cancelled. The value of the award earned is dependent upon the value of the common stock and its price appreciation from the beginning to the end of the four-year performance cycle. Payments are made at the end of the four-year cycle.

BASIS FOR SPECIFIC LONG-TERM COMPENSATION ACTIONS

      Award payments made in January 1994 and reported in the Summary Compensation Table on page 9 reflect annual and cumulative stockholder results over a four-year period beginning January 1, 1990 and ending December 31, 1993. During the four-year cycle, participants had the opportunity to earn 25% of their awards in each year of the cycle. In the first year (1990), 18.75% was earned. In the second year (1991), nothing was earned. In the third year (1992), 25% was earned, and in the fourth and final year (1993), 18.75% was earned. Thus, over the four years, 62.5% of the potential performance award was earned and paid at the end of the cycle. During this period, the Company's share price increased 30.9%, from $36.6250 to $47.9375.

      Since 62.5% of the performance award was earned, 62.5% of the tandem options were cancelled. The balance of 37.5% of the stock options granted remain in effect with an exercise price equal to 100% of the fair market value of the Company's common stock at the date of the award in 1990. This provides continuing incentive to increase share price and, therefore, return to the stockholder. Without share price increase, the options have no value.

      In 1993, Mr. Shoemate received an award of 36,000 performance units which may be earned over a four-year cycle ending in 1996, and a tandem award of 36,000 stock options. The Committee's decision to grant this award was based upon its assessment of the long-term compensation survey data and independent consultants' valuations thereof, referred to above. The award is designed to provide further incentive for Mr. Shoemate to lead the Company in maximizing stockholder value.

      Based on survey data, the aggregate potential value of long-term awards is competitive. The value of awards is highly leveraged, so that if the Company's performance is above or below that of the defined group of companies referred to earlier, the value of payments to participants may be well above or well below that provided by such companies.

OVERALL PROGRAM RISK AND LEVERAGE

      As the compensation tables in this proxy statement indicate, a significant portion of executive compensation has been placed at risk. Payments under the annual bonus program are dependent upon annual business results and individual performance. Long-term award payments are dependent upon the Company's stockholder return relative to the group of approximately twenty companies referred to earlier. In the case of Mr. Shoemate, 63% of his annual and long-term compensation came from variable compensation plans which relate to Company performance and only 37% from base salary. Similar degrees of risk exist for the four other highest paid officers.

EXECUTIVE STOCK OWNERSHIP TARGETS

      In September 1993, the Company established stock ownership targets for all participants in the Company's stock and performance plan. The ownership target for the chief executive officer is seven times base salary; for the most senior operating and corporate staff officers it is five times base salary; for remaining officers, it is three times base salary; and for non-officer participants, it is one times base salary. Stock used to assess this ownership target is limited to stock directly owned by the executive and excludes stock options.

Executives are expected to attain these ownership targets within three to five years, although executives who have been in their positions for a considerable period or who have been participants in the stock and performance plan for some time would be expected to achieve target ownership levels sooner. Although ownership targets have only recently been established, several executive officers have met or exceeded their target. Mr. Shoemate, who became chief executive officer in 1990, is nearly half-way to his target of about 100,000 shares. He has sufficient stock options to achieve target ownership level during the specified time period, and has expressed his intention to exercise additional options as prudent financial planning and personal economic circumstances permit.

DEDUCTIBILITY CAP ON COMPENSATION EXCEEDING $1,000,000

      The Committee has reviewed the proposed Internal Revenue Service regulations regarding non-deductibility of annual compensation in excess of $1 million to each of the five highest paid officers. Since the rules do not take effect until 1994, there is no effect for 1993. It is the Committee's opinion that the impact of the proposed regulations upon the Company will not be significant for the next several years, because aggregate compensation may not substantially exceed $1 million and, moreover, portions of such compensation will be excluded in determining whether the $1 million cap is reached. However, both management and the Committee will continue to consider the effect of the new regulations upon the Company's executive compensation policies.

                                         Compensation and Nominating Committee:

                                         T. H. Black, Chairman

                                         W. C. Ferguson
                                         R. G. Holder
                                         R. E. Mercer
                                         W. S. Norman
                                         D. E. Procknow

               EXECUTIVE COMPENSATION AND STOCK OWNERSHIP TABLES

      The following table summarizes the compensation awarded, paid to, or earned by the chief executive officer and each of the other four most highly compensated executive officers of the Company (the "named executive officers") by the Company and its subsidiaries for services rendered in all capacities during each of the last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM COMPENSATION
                                                                      --------------------------------------
                                                                              AWARDS              PAYOUTS
                                                                      ----------------------   -------------
                                      ANNUAL COMPENSATION                         SECURITIES
                             --------------------------------------   RESTRICTED  UNDERLYING     LONG-TERM
      NAME AND                                       OTHER ANNUAL       STOCK      OPTIONS/      INCENTIVE         ALL OTHER
 PRINCIPAL POSITION   YEAR   SALARY($)   BONUS($)   COMPENSATION($)   AWARDS($)   SARS(#)(2)   PAYOUTS($)(3)   COMPENSATION($)(4)
- --------------------  ----   ---------   --------   ---------------   ---------   ----------   -------------   ------------------
C. R. Shoemate,       1993    670,833    455,000            0                0      36,000         696,094            45,146
 Chairman, President  1992    625,000    430,000            0                0      34,000         625,933            41,362
 and Chief            1991    545,830    375,000            0                0      88,000         359,957            34,392
 Executive Officer

R. J. Gillespie,      1993    432,083    215,000            0                0      18,000         502,734            27,373
 Senior Vice          1992    400,000    185,000            0                0      17,000         500,766            25,837
 President and        1991    381,249    160,000            0                0      15,000         359,957            24,445
 President of the
 Best Foods Division

A. Labergere,         1993    337,500    190,000            0                0      18,000         212,672            15,500
 Senior Vice          1992    310,000    170,000            0           86,875(1)   15,000         183,614            12,400
 President and        1991    270,000    150,000            0                0      10,000         151,179            10,900
 President of the
 CPC Europe Division

C. B. Storms,         1993    341,667    165,000            0                0      13,500         483,375            21,843
 Senior Vice          1992    320,833    155,000            0                0      13,500         500,766            21,254
 President and        1991    297,917    145,000            0                0      13,000         432,000            19,589
 General Counsel

K. Schlatter,         1993    302,500    150,000            0                0      12,000         348,047            19,404
 Senior Vice          1992    258,333    120,000            0                0      11,000         354,697            17,052
 President and        1991    238,334    110,000            0                0      10,000         305,947            15,602
 Chief Financial
 Officer

- ---------------

(1) Represents the value of 2,000 shares of restricted stock on the date of award. Restrictions lapse on one-fourth of the shares on each of the first four anniversary dates of the award. On December 31, 1993 the 1,500 remaining restricted shares had a value of $71,438. Dividends are paid on restricted stock at the rate paid to all stockholders. The named executive officers hold no other shares of restricted stock.

(2) No stock appreciation rights ("SARs") were granted to the named executive officers in any of the three reporting years.

(3) Amounts shown include cash and the market value of the Company's common stock paid in respect of performance units awarded under the 1984 Stock and Performance Plan at the end of four-year performance cycles.

(4) Except for C. R. Shoemate, amounts shown consist entirely of Company contributions to defined contribution plans. The amount shown for C. R. Shoemate includes, in addition, $3,410 of above-market interest in 1993 at the rate credited to all participants in the Deferred Compensation Plan, pursuant to which all or a portion of annual bonus may be deferred.

OPTION GRANTS

      Information concerning grants of stock options in 1993 is presented in the following table. The options were granted at an exercise price equal to the fair market value of the Company's stock on the date of grant, in tandem with performance units, the material terms of which are set forth in footnote (1) to the table.

                             OPTION GRANTS IN 1993

                                                                              POTENTIAL REALIZABLE
                                                                                 VALUE AT ASSUMED
                                                                                 ANNUAL RATES OF
                                                                            STOCK PRICE APPRECIATION
                           INDIVIDUAL GRANTS                                 FOR 10-YEAR OPTION TERM
- ------------------------------------------------------------------------ -------------------------------
                         NUMBER OF     PERCENT OF
                        SECURITIES   TOTAL OPTIONS
                        UNDERLYING     GRANTED TO    EXERCISE                0%       5%(2)     10%(2)
                          OPTIONS      EMPLOYEES      PRICE   EXPIRATION ($48.8125) ($79.50)   ($126.57)
         NAME          GRANTED(#)(1)    IN 1993      ($/SHARE)    DATE      ($)        ($)        ($)
- ------------------------------------ --------------  -------  ---------- ---------- ---------  ---------
C. R. Shoemate.........     36,000         5.6       48.8125    1/18/03       0     1,104,742  2,799,414
R. J. Gillespie........     18,000         2.8       48.8125    1/18/03       0       552,371  1,399,707
A. Labergere...........     18,000         2.8       48.8125    1/18/03       0       552,371  1,399,707
C. B. Storms...........     13,500         2.1       48.8125    1/18/03       0       414,278  1,049,780
K. Schlatter...........     12,000         1.9       48.8125    1/18/03       0       368,248    933,138

- ---------------
(1) The options listed were granted in tandem with an equivalent number of performance units under the 1984 Stock and Performance Plan, based upon a cycle of four years' duration, with a goal based on improvement in stockholder value, determined by the increase in the value of common stock of the Company during each year of the cycle assuming reinvestment of dividends, measured against the performance of common stock of comparable companies. Up to 25% of the performance units may be earned in each year of the cycle and are payable at the conclusion of the cycle. To the extent performance units are earned and payable, a corresponding number of options are cancelled. To the extent options are exercised, a corresponding number of performance units are cancelled. All options were granted on January 19, 1993 and became exercisable on January 19, 1994. Under the 1984 Plan, in the event of a change in control of the Company, performance cycles as to which at least two years have elapsed shall terminate, the "target goal" for such cycles shall be deemed to have been fulfilled, and the resulting awards shall thereupon be paid in cash. The amounts paid to the named executive officers for the cycles ending in 1993, 1992 and 1991 are shown as "Long-term Incentive Payouts" in the Summary Compensation Table on page 9.

(2) The amounts shown under these columns are calculated at the 5% and 10% rates set by the Securities and Exchange Commission and are not intended to forecast future appreciation of the Company's stock price. The amounts shown assume that no performance units will be earned so that all options granted will be exercisable.

OPTION EXERCISES AND OPTION/SAR VALUE

      The net value realized upon the exercise in 1993 of previously granted options, and the number and value of unexercised options and SARs, are shown in the following table.

                      AGGREGATED OPTION EXERCISES IN 1993
                  AND OPTION/SAR VALUE AS OF DECEMBER 31, 1993

                                                                    NUMBER OF
                                                                    SECURITIES                 VALUE OF
                                                                    UNDERLYING                UNEXERCISED
                                                                   UNEXERCISED               IN-THE-MONEY
                                                                 OPTIONS/SARS AT            OPTIONS/SARS AT
                                                               DECEMBER 31, 1993(#)     DECEMBER 31, 1993($)(2)
                               SHARES                          --------------------     -----------------------
                              ACQUIRED          VALUE              EXERCISABLE/              EXERCISABLE/
          NAME             ON EXERCISE(#)   REALIZED($)(1)        UNEXERCISABLE              UNEXERCISABLE
- -------------------------  --------------   --------------     --------------------     -----------------------
C. R. Shoemate...........       1,250            27,500            77,938/80,000             508,050/302,047
R. J. Gillespie..........       8,900           330,395            32,436/41,500             845,015/169,430
A. Labergere.............       1,718            22,334             2,500/35,625              21,729/114,453
C. B. Storms.............      --               --                 17,656/33,250             324,174/146,926
K. Schlatter.............      --               --                 12,749/27,500             231,971/112,977

- ---------------
(1) Amounts shown are based on the difference between the market value of the Company's stock on the date of exercise and the exercise price of the options.

(2) Amounts shown are based on the difference between the closing price of the Company's common stock as reported for New York Stock Exchange Composite Transactions on December 31, 1993 ($47.625) and the exercise price of the options or SARs.

PENSION BENEFITS

      The following table illustrates annual pension benefits payable under the Company's defined benefit pension plans for salaried employees.

                               PENSION PLAN TABLE

 5-YEAR AVERAGE                                                YEARS OF SERVICE
 ANNUAL                                       -----------------------------------------------------
 COMPENSATION                                    10         15         20         25        30(1)
 -------------                                ---------  ---------  ---------  ---------  ---------
$  400,000..................................  $  48,000  $  72,000  $  96,000  $ 120,000  $ 144,000
   600,000..................................     72,000    108,000    144,000    180,000    216,000
   800,000..................................     96,000    144,000    192,000    240,000    288,000
 1,000,000..................................    120,000    180,000    240,000    300,000    360,000
 1,200,000..................................    144,000    216,000    288,000    360,000    432,000
 1,400,000..................................    168,000    252,000    336,000    420,000    504,000

- ---------------
(1) No additional benefits accrue after 30 years of service.

      Compensation covered by the plans comprises salary and, with certain limitations, bonus payments. Compensation in 1993 for the named executive officers and their years of service for purposes of the plans as of December 31, 1993, were as follows: C. R. Shoemate, $1,006,250 and 30; R. J. Gillespie, $647,083 and 28; A. Labergere, $506,250 and 10; C. B. Storms, $506,667 and 29;
and K. Schlatter, $452,500 and 30. Amounts shown in the Pension Plan Table are computed as a straight life annuity upon retirement at age 62 or later and are not subject to any deduction for Social Security benefits.

              EMPLOYMENT AGREEMENTS AND SPECIAL SEVERANCE PROGRAM

      The Company offers employment agreements to all of its executive officers and certain other key executives. In addition to setting forth general terms and conditions of employment, the agreements provide for the continuation of full salary, and continued participation in the Company's executive compensation and employee benefit plans and programs, in the event of termination of employment by the Company other than for cause, or by the individual due to breach of the agreement by the Company. The periods for the continuation of salary and participation in such plans and programs for the named executive officers who have accepted such agreements are as follows: C. R. Shoemate, 3 years; R. J. Gillespie, 2 years; C. B. Storms, 18 months; and K. Schlatter, 18 months.

      The Company maintains a Special Severance Program, applicable to full-time U.S. salaried employees who do not have employment agreements, which provides for continuation of salary and employee benefit programs for periods ranging from three months to one year, depending primarily on length of service, in the event of termination of employment within two years following a change in control of the Company.

                             STOCK OWNERSHIP TABLE

      The Northern Trust Company of Chicago, Illinois, as trustee of the ESOP component of the Savings Plan, owns all of the 1,742,611 unallocated shares of ESOP preferred stock, or 79.49 percent of the outstanding preferred stock of the Company. To the best of the Company's knowledge, no person or group of persons owned beneficially more than five percent of the outstanding common stock of the Company on March 3, 1994, the record date.

      The following table sets forth, as of February 28, 1994, the beneficial ownership of shares of common and ESOP preferred stock, respectively, of the Company by each director and nominee for director, the named executive officers, and all directors and executive officers as a group, as well as shares which certain of them have the right to acquire within sixty days from February 28, 1994 pursuant to stock option plans. All nominees, directors and executive officers as a group own beneficially less than one percent of each of the outstanding common and ESOP preferred stock.

                                              SOLE VOTING
                                             AND INVESTMENT              AGGREGATE
    NAME                                        POWER(1)      OTHER(2)   TOTAL(3)
    ----                                     --------------   --------   ---------
    T. H. Black.............................       6,152         --         6,152
    J. P. Cobb..............................      18,696         --        18,696
    W. C. Ferguson..........................       1,602         2,800      4,402
    R. J. Gillespie.........................      28,569        57,919     86,488
    E. R. Gordon............................       4,901         --         4,901
    G. V. Grune.............................       4,314         --         4,314
    L. I. Higdon, Jr........................         200         --           200
    R. G. Holder............................       1,859         1,000      2,859
    P. W. Joy...............................       3,255         7,200     10,455
    A. Labergere............................       8,082         --         8,082
    R. E. Mercer............................       2,944         --         2,944
    W. S. Norman............................         400         --           400
    D. E. Procknow..........................       1,600         3,347      4,947
    K. Schlatter............................      50,735        16,900     67,635
    C. R. Shoemate..........................     130,884        12,849    143,733
    C. B. Storms............................      72,642         --        72,642
    All directors and executive officers as
       a group (30 persons).................     703,392       130,450    833,842

- ---------------
(1) Includes all shares which may be purchased before April 29, 1994 upon the exercise of stock options as follows: R. J. Gillespie, 27,873; A. Labergere, 5,187; K. Schlatter, 15,374; C. R. Shoemate, 85,188; C. B. Storms, 20,936;
    and all directors and executive officers as a group, 294,241.

(2) Includes shares held jointly with or owned by spouses or minor children or held in certain fiduciary capacities. K. Schlatter, C. R. Shoemate, and all directors and executive officers as a group disclaim beneficial ownership of, respectively, 16,900, 12,849, and 35,303 of such shares.

(3) In addition, Messrs. Gillespie, Schlatter, Shoemate and Storms have, respectively, 1,194, 1,188, 1,179, and 1,463 shares, and all executive officers as a group have a total of 19,941 shares, of ESOP preferred stock allocated to their accounts in the Savings Plan.

                            MATTERS TO BE ACTED UPON

                      Proposal 1.   Election of Directors

      In accordance with the recommendation of its Compensation and Nominating Committee, the Board of Directors has nominated Leo I. Higdon, Jr. and William
S. Norman for initial election by stockholders, and William C. Ferguson and Charles R. Shoemate for reelection, each for a three-year term as members of the 1997 class. Pursuant to the Board's policy on tenure of directors, Robert E. Mercer and Donald E. Procknow will not be nominees for reelection and Jewel Plummer Cobb and Paul W. Joy will also retire from the Board on April 28, 1994. The Board's membership will be reduced to ten effective immediately prior to the election of directors at the 1994 annual meeting.

      All of the nominees for election have consented to being named in this proxy statement and to serve if elected. If, for any reason, any of the nominees should not be a candidate for election at the meeting, the proxies will be cast for substitute nominees designated by the Board of Directors unless the Board has further reduced its membership prior to the meeting. The Board does not anticipate that any of the nominees will be unavailable. The nominees and the directors continuing in office will normally hold office until the annual meeting of stockholders in the year indicated on this and the following pages.

      Biographical information concerning each of the nominees and directors continuing in office is presented on this and the following pages.

VOTE REQUIRED

      A plurality of the votes of the shares present in person or represented by proxy at the annual meeting is required to elect directors.
- --------------------------------------------------------------------------------

                  CLASS II NOMINEES FOR TERMS EXPIRING IN 1997
- --------------------------------------------------------------------------------

                  WILLIAM C. FERGUSON

                  Age -- 63
                  Director since 1988
                  Member of the Compensation and Nominating and Corporate Affairs Committees

     (Picture)    CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER OF NYNEX
                  CORPORATION

                  Prior to October 1989, Mr. Ferguson served as President and Chief Executive Officer, and Vice Chairman of NYNEX Corporation. Previously, he served as President and Chief Executive Officer of New York Telephone Co. from 1983. Mr. Ferguson is also a director of General Re Corporation and Viacom Inc. He is a director and former Chairman of the New York State Business Council and a director of United Ways of Tri-State. He serves on the New York State Governor's Advisory Board, the New York State Industrial Cooperation Council and is Chairman of the Board of Trustees of Albion College.

- --------------------------------------------------------------------------------

                  LEO I. HIGDON, JR.

                  Age -- 47
                  Director since October 1993
                  Member of the Audit and Corporate Affairs Committees

     (Picture)    DEAN OF COLGATE DARDEN GRADUATE SCHOOL OF BUSINESS
                  ADMINISTRATION AT THE UNIVERSITY OF VIRGINIA

                  Mr. Higdon has headed the Darden School, located in Charlottesville, Virginia, since October 1993. He joined the University of Virginia from Salomon Brothers Inc, where he was a member of the Executive Committee. During his 20-year career at Salomon Brothers, Mr. Higdon served as a managing director with responsibilities for corporate finance and mergers and acquisitions; as the firm's vice chairman; and as its co-head of global investment banking. He is also a director of
                  Crompton & Knowles Corp. and Africare and a trustee of Georgetown University.
- --------------------------------------------------------------------------------

                  WILLIAM S. NORMAN

                  Age -- 55
                  Director since July 1993
                  Member of the Compensation and Nominating and Finance Committees

     (Picture)    EXECUTIVE VICE PRESIDENT OF THE NATIONAL RAILROAD PASSENGER
                  CORP. (AMTRAK)

                  Mr. Norman was elected Executive Vice President of the National Railroad Passenger Corp. (AMTRAK) in 1987. He joined AMTRAK in 1979 as Vice President-Marketing. Previously, Mr. Norman served as a Division Vice President of Cummins Engine Company, Inc. He is a director of the Travel Industry Association of America, of which he is a former national chairman; the United Nations Association of the United States of America, the U.S. Navy Memorial Foundation and the Logistics Management Institute. He is also a member of the Board of Visitors of The American University's Kogod College of Business Administration.

- --------------------------------------------------------------------------------

                  CHARLES R. SHOEMATE

                  Age -- 54
                  Director since 1988

     (Picture)    CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                  OF THE COMPANY

                  Mr. Shoemate was elected Chairman of the Board and Chief Executive Officer in 1990. Prior to his election as President in 1988, Mr. Shoemate served as Vice President of the Company and President of the Corn Refining Division. Mr. Shoemate
                  joined the Company in 1962 and progressed through a variety of positions in manufacturing, finance and business management.
                  In 1981, he was appointed President of Canada Starch Company, a subsidiary of the Company. He is a director of CIGNA Corporation, the Grocery Manufacturers of America, Inc., and
                  the Americas Society. He is a member of The Business
                  Roundtable, the Committee for Economic Development, and The Conference Board, Inc.
- --------------------------------------------------------------------------------

              CLASS III DIRECTORS CONTINUING IN OFFICE UNTIL 1995
- --------------------------------------------------------------------------------

                  ROBERT J. GILLESPIE

                  Age -- 51
                  Director since 1988
                  Member of the Finance Committee

     (Picture)    SENIOR VICE PRESIDENT OF THE COMPANY AND PRESIDENT OF ITS BEST
                  FOODS DIVISION

                  Mr. Gillespie was elected a Senior Vice President of the Company in November 1991. He joined the Company in 1965 and in 1976, became President of Canada Starch Company, a subsidiary of the Company. In 1980, he was elected a Vice President of the Company and appointed President of the Corn Products Unit of CPC North America. Prior to his appointment as President of the Best Foods Division in 1988, he served in several executive positions within that Division. Mr. Gillespie is the Company's representative to the Grocery Manufacturers of America, Inc., a member of the GMA Industry Productivity Council, and a member of the Advisory Board of the Sarah W. Stedman Center for Nutritional Studies of Duke University.

- --------------------------------------------------------------------------------

                  ELLEN R. GORDON

                  Age -- 62
                  Director since 1991
                  Chairman of the Audit Committee and member of the Corporate Affairs Committee

     (Picture)    PRESIDENT AND CHIEF OPERATING OFFICER OF TOOTSIE ROLL
                  INDUSTRIES, INC.

                  Ms. Gordon joined Tootsie Roll Industries, Inc. as a director in 1968 and served in various executive capacities from 1974 until her election in 1978 as President and Chief Operating Officer. She has also served as a vice president and director of HDI Investment Corp., a family investment company, since 1977. Ms. Gordon is a member of the Advisory Council of the Stanford University Graduate School of Business, the Board of Fellows of the Faculty of Medicine of the Harvard Medical School, the Advisory Council of the J. L. Kellogg Graduate School of Management of Northwestern University, and the Northwestern University Associates. She is also a trustee and member of the Committee for Economic Development and a director of the National Confectioners Association. Ms. Gordon is a former president of The Committee of 200, an organization of women business leaders of which she was a founding member, and past chairman of The Committee of 200 Foundation.
- --------------------------------------------------------------------------------

                  GEORGE V. GRUNE

                  Age -- 64
                  Director since 1985
                  Member of the Audit and Finance Committees

     (Picture)    CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF THE READER'S DIGEST
                  ASSOCIATION, INC.

                  Mr. Grune joined The Reader's Digest in 1960 and served in various executive capacities until his election in 1984 as Chairman and Chief Executive Officer. He is also a director of Avon Products, Inc., Chemical Banking Corporation and Federated Department Stores, Inc. He is chairman-elect of The Boys & Girls Clubs of America, a member of the Policy Committee of The Business Roundtable, and vice chairman of the Board of Trustees of The Conference Board, Inc. He is also a trustee of Duke University and an overseer of Roy E. Crummer Graduate School of Business at Rollins College.

- --------------------------------------------------------------------------------

               CLASS I DIRECTORS CONTINUING IN OFFICE UNTIL 1996
- --------------------------------------------------------------------------------

                  THEODORE H. BLACK

                  Age -- 65
                  Director since 1989
                  Chairman of the Compensation and Nominating Committee and member of the Finance Committee

     (Picture)    RETIRED CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF INGERSOLL-RAND
                  COMPANY

                  Mr. Black served as President and Chief Operating Officer of Ingersoll-Rand Company during 1988, and as Chairman and Chief Executive Officer until November 1993. He is also a director of General Public Utilities Corporation, McDermott International, Inc. and Ingersoll-Rand Company.
- --------------------------------------------------------------------------------

                  RICHARD G. HOLDER

                  Age -- 62
                  Director since 1992
                  Member of the Compensation and Nominating and Corporate Affairs Committees

     (Picture)    CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF REYNOLDS METALS
                  COMPANY

                  Mr. Holder served as President and Chief Operating Officer of Reynolds Metals Company from 1988 until May 1992, when he assumed his present position. Previously, he served as Executive Vice President and Chief Operating Officer from 1986. Mr. Holder is a director of Universal Corp. and The Retreat Health Systems, Inc., Richmond, Va. He is a trustee of the Virginia Foundation for Independent Colleges and a member of the Board of Directors of the National Association of Manufacturers and the American Red Cross Corporate Advisory Committee. Mr. Holder served as chairman of the Aluminum Association from September 1991 through December 1993.

- --------------------------------------------------------------------------------

                  ALAIN LABERGERE

                  Age -- 59
                  Director since 1992
                  Member of the Corporate Affairs Committee

     (Picture)    SENIOR VICE PRESIDENT OF THE COMPANY AND PRESIDENT OF THE CPC
                  EUROPE DIVISION

                  Mr. Labergere joined the Company in 1983 and in 1990 was appointed Vice President, Regional Operations, for the CPC Europe Division headquartered in Brussels. In 1991 he was appointed President of the CPC Europe Division and elected a corporate Vice President. He was elected a Senior Vice
                  President of the Company in October 1991.
- --------------------------------------------------------------------------------

                     Proposal 2.   Appointment of Auditors

      The Board of Directors, in accordance with the recommendation of its Audit Committee, intends to appoint, subject to ratification by the stockholders, KPMG Peat Marwick as independent auditors in respect of the Company's operations in 1994. If KPMG Peat Marwick should decline to accept or become incapable of accepting, or if their appointment is otherwise discontinued, the Board of Directors will appoint other independent auditors. A partner of KPMG Peat Marwick will be present at the stockholders' meeting and will have an opportunity to make a statement and respond to appropriate questions.

      In addition to audit services, KPMG Peat Marwick has rendered non-audit services to the Company. The non-audit services are reviewed by the Audit Committee to assure that performance thereof does not affect the firm's independence.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

                                 OTHER BUSINESS

      The Board of Directors knows of no other matters to be brought before the meeting. However, if other proposals are properly presented, the persons named in the accompanying proxy will vote upon them in accordance with their best judgment.

                     PROPOSALS FOR THE 1995 ANNUAL MEETING

      It is anticipated that the 1995 annual meeting of stockholders will be held on Thursday, April 27, 1995. Stockholder proposals for inclusion in the Company's proxy statement for that meeting must be received by the Secretary of the Company no later than November 15, 1994. Additionally, under the Company's By-laws, any other business, including the nomination of candidates for director, may be presented at the meeting by a stockholder only if a written notice identifying such business or candidates is received by the Secretary of the Company not earlier than January 27 nor later than February 24, 1995. A copy of the By-laws will be furnished to any stockholder without charge upon written request to the Secretary.

                             ADDITIONAL INFORMATION

      If you plan to attend the annual meeting, please complete the reservation form on the inside back cover and return it either with your proxy card or directly to the Company at the address indicated on the reservation form.

      Highlights of the meeting will be included in the midyear report which will be mailed to stockholders on July 25, 1994.

      The rules of the Securities and Exchange Commission require that an annual report accompany or precede the proxy materials. However, no more than one annual report need be sent to the same address. If more than one annual report is being sent to your address and you wish to reduce the number of annual reports you receive, please mark the Discontinue Annual Report Mailing box in the Special Action area on the proxy card.

      PLEASE COMPLETE THE ENCLOSED PROXY CARD AND MAIL IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE.

                                        By order of the Board of Directors,

                                        /s/ John B. Meagher
                                        John B. Meagher
                                        Secretary

                      RESERVATION FORM FOR ANNUAL MEETING

      If you plan to attend the CPC International Inc. annual meeting of stockholders to be held at The Ritz-Carlton, 280 Vanderbilt Beach Road, Naples, Florida, at 9:30 A.M. on Thursday, April 28, 1994, this form may be used to request an admission ticket. The envelope provided for the return of your proxy card may be used to return this form or you may mail it directly to Ms. C. B. Magarro, Assistant Secretary, International Plaza, P.O. Box 8000, Englewood Cliffs, New Jersey 07632-9976.

      I plan to attend the meeting. Please send me an admission ticket for the number of persons indicated below.
Name
Address
City, State                                          Zip Code
Number of persons attending

                                    PROXY

                            CPC INTERNATIONAL INC.

            PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
               THE COMPANY FOR ANNUAL MEETING ON APRIL 28, 1994

The undersigned hereby appoints CHARLES R. SHOEMATE, CLIFFORD B. STORMS and JOHN B. MEAGHER, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side hereof, all the shares of common and ESOP preferred stock of CPC International Inc. which the undersigned is entitled to vote at the annual meeting of stockholders to be held at The Ritz-Carlton, 280 Vanderbilt Beach Road, Naples, Florida on April 28, 1994 at 9:30 AM, local time, or any adjournment thereof, and in their discretion, upon any other matters which may properly come before the meeting.



Election of four Directors, each for a term of three years.
Nominees:

William C. Ferguson
Leo I. Higdon, Jr.
William S. Norman
Charles R. Shoemate

(Change of Address/Comments)

- ------------------------------
- ------------------------------
- ------------------------------
- ------------------------------
(If you have written in the above space, please mark the corresponding box on the reverse side of this card)

SEE REVERSE SIDE

(LOGO) printed on Recycled paper

/X/ Please mark your votes                                             6654
    as in this example.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. THE ESOP TRUSTEE SHALL VOTE UNALLOCATED ESOP PREFERRED STOCK AS DIRECTED ON THIS PROXY BY THE PARTICIPANT.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

1. Election of Directors (see reverse)

   FOR             WITHHELD
   / /                / /

   For, except vote WITHHELD from
   the following nominee(s):

   ------------------------------

2. Appointment of KPMG Peat Marwick as
   Independent Auditors

   FOR          AGAINST      ABSTAIN
   / /            / /          / /


SPECIAL ACTION

Discontinue Annual Report Mailing for this Account  / /

Change of Address on Reverse Side.  / /

PLEASE DATE, SIGN EXACTLY AS NAME APPEARS HEREON AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.


- -------------------------------------------

- -------------------------------------------
SIGNATURE(S)                      DATE